                                                                    Exhibit 10.9


                               PURCHASE AGREEMENT


                                      AMONG


                           eMERGE VISION SYSTEMS, INC.

                                  NUTRI-CHARGE

                               J TECHNOLOGIES, LLC

                                       AND

                      THE BIEGERT FAMILY IRREVOCABLE TRUST




                              DATED: JULY 29, 1998

                               PURCHASE AGREEMENT


         This Purchase Agreement (the "Agreement") is made this 29th day of July, 1998, by and among eMERGE VISION SYSTEMS, INC., a Delaware corporation ("Buyer"), NUTRI-CHARGE, a South Dakota partnership (the "Partnership"), J TECHNOLOGIES, LLC, a South Dakota limited liability company ("J Technologies") and Judith Ackland and Larry Cox, Co-Trustees of The Biegert Family Irrevocable Trust dated June 11, 1998 ("Biegert Trust") (J Technologies and The Biegert Family Irrevocable Trust are collectively referred to as the "Sellers" and each as "Seller").


                                   BACKGROUND

         STS Agriventures, Ltd. ("STS") is a licensee under a license in North America from Her Majesty the Queen in Right of Canada (the "Canadian Government") for the sale and distribution in North America (with the exception of Canada) of electrolyte therapy products known as "Nutri-Charge" (the "Nutri-Charge License") and a worldwide master license from the Canadian Government for the manufacture of Nutri-Charge Premix for livestock (the "Pre-Mix License"). STS is also licensee under a master license from the Canadian Government for the promotion, development, manufacture, sublicense, distribution, use, lease and sale of infra-red detection technology (the "Detection Technology License"). STS is in the business of sub-licensing its rights under the Nutri-Charge License and Detection Technology License to others. STS has sublicensed certain rights under the Nutri-Charge License and Detection Technology License to the Partnership.

         Buyer has expertise with respect to the use of infrared technology in the biological sciences ("Buyer's Technology").

         As part of a single transaction, Buyer will purchase all of the capital stock of STS pursuant to a Stock Purchase Agreement dated July 29, 1998 (the "STS Stock Purchase Agreement") and all of the partnership interests of the Partnership pursuant to this Agreement, surrender the Nutri-Charge License, the Pre-Mix License and the Detection Technology License to the Canadian Government, enter into a new expanded license with the Canadian Government covering the same technologies (the "New Canadian License"), and combine these technologies with Buyer's Technology to develop the business of non invasive scanning livestock with infrared technology to determine health, meat quality and meat grading together with manufacturing, distributing and selling electrolyte therapy products alone or in conjunction with infra-red detection technology products to identify and treat the effects of stress and other potentially value-reducing infirmities in cattle, swine, poultry and other livestock and other applications derived from the New Canadian License (such combination to be referred to as "eVS Business").

         Sellers own all of the partnership interests of the Partnership (the "Interests"). Buyer desires to purchase the Interests from Sellers and Sellers desire to sell the Interests to Buyer, all upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE 1

                             PURCHASE OF INTERESTS

         1.1 Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the joint and several representations and warranties made by the Partnership and each of the Sellers to the Buyer in this Agreement, each of the Sellers shall sell to the Buyer and the Buyer shall purchase and receive from each of the Sellers, the percentage of Interests set forth opposite each Seller's name in the Partnership Interest Table set forth on
Schedule 1.1 hereto (the "Partnership Interest Table").


         1.2 Books and Records. At the Closing, as defined in Section 10.1, Sellers shall cause the Partnership to deliver to Buyer, or turn over to Buyer's representatives, all partnership agreements of the Partnership, and the original copies of all books of account, leases, other agreements, securities, customer lists, files and other documents, instruments and papers of all kind and nature belonging to or relating to the business of the Partnership and necessary or desirable in Buyer's judgment for the on-going conduct of the Partnership and its business, whether in the possession of Sellers or the Partnership.

                                   ARTICLE 2

                                 CONSIDERATION

         2.1 Consideration; Payment. The consideration to be paid by Buyer to Seller for the Interests shall be equal to 2,000,000 shares of common stock of Buyer (the "eVS Shares") payable as follows:

                  (i) 1,000,000 eVS Shares to be issued at the Closing to Biegert Trust;

                  (ii) 1,000,000 eVS Shares to be issued at the Closing to J Technologies;

                  (iii) 400,000 of the eVS Shares to be issued to Biegert Trust and all 1,000,000 eVS Shares to be issued to J Technologies shall initially be "Restricted Shares" (as defined below) and shall remain such until the earlier of (A) the seventh anniversary of the Closing or
         (B) in seven (7) 200,000 share increments,

                  (iv) the first time during the term of this Agreement that Annual Gross Sales (as defined below) reach or exceed the following milestones:

                  (v) $12,000,000 - 200,000 eVS Shares will no longer be Restricted Shares;

                  (vi) $15,000,000 - an additional 200,000 eVS Shares will no longer be Restricted Shares;

                  (vii) $18,000,000 - an additional 200,000 eVS Shares will no longer be Restricted Shares;

                  (viii) $21,000,000 - an additional 200,000 eVS Shares will no longer be Restricted Shares;

                  (ix) $24,000,000 - an additional 200,000 eVS Shares will no longer be Restricted Shares;

                  (x) ($27,000,000 - an additional 200,000 eVS Shares will no longer be Restricted Shares; and

                  (xi) $30,000,000 - the final 200,000 eVS Shares will no longer be Restricted Shares.

         "Annual Gross Sales" is defined as the gross revenues (net of discounts, rebates and returns) of Buyer and Buyer's Affiliates (as defined below) from sales of products that are a result of or derived from the technology which is part of the eVS Business, earned in the 12 month period commencing on January 1, 1999, and each 12 month period thereafter (each such period, a "Calendar Year").

         Within 30 days after the end of a Calendar Year, eVS will advise Biegert Trust and J Technologies of the Annual Gross Sales and Biegert Trust and J Technologies shall have the right to deliver eVS notice of the allocation of, and the share certificate for, the number of shares that will no longer be restricted shares pursuant to this section, and eVS will remove the appropriate legend from the share certificate(s) with respect to such shares. For purposes of the Agreement, "Buyer's Affiliates" shall mean any regularly-owned subsidiary of Buyer and any other entity in which Buyer owns, directly or indirectly, at least 50% of the voting control of or equity in and any other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control by Buyer.

         So long as the eVS Shares are Restricted Shares, neither Seller shall have any right to, and shall not, sell, pledge, encumber, dispose of or otherwise transfer such Restricted Shares or any interest therein, except J Technologies may transfer its eVS Shares to (x) John Johanns or (y) to any permitted assignee of John Johanns' rights under the Put Option (as defined below) if with regard to (y) either, (i) such transfer is made concurrently with the exercise by the transferee of the Put Option or (ii) if prior to such transfer Buyer is delivered an opinion of counsel reasonably satisfactory to Buyer confirming the enforceability of the foregoing restrictions on transfer on the proposed transferee; provided in each event, any such transferee first executes the Stockholders Agreement. Each Seller and any permitted transferee shall grant to Buyer an irrevocable proxy to vote such Restricted Shares on all matters submitted to a vote of holders of eVS Shares, except matters that will amend such Stockholders Agreement, abrogate or diminish the rights of Sellers under this Agreement.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF PARTNERSHIP AND SELLERS

         Partnership and Sellers, jointly and severally, represent and warrant to Buyer as follows:

         3.1 Organization, Power, Standing and Qualification. The Partnership is a general partnership consisting of two equal partners, namely, Sellers. Partnership is duly organized, validly existing, and in good standing under the laws of the state of South Dakota, and has full power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Except as set forth in Schedule 3.1, the Partnership is duly qualified to do business and is in good standing in all jurisdictions where its operations or the ownership or use of its assets requires such qualification.

         3.2 Authorization for Agreement.

                  (i) The Partnership. The Partnership's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Partnership: (i) are within the Partnership's powers and (ii) do not (A) require any action by or in respect of, or filing with, any governmental or regulatory authority,
         (B) violate or constitute, with or without the passage of time or the giving of notice or both, a breach or default under, any requirement of law applicable to the Partnership or any of its properties or any contract to which the Partnership or any of its properties is bound or subject or (C) result in the creation of any adverse claim on any of the Interests.

                  (ii) Individual Sellers. Each Seller's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers (i) are within the corporate powers and authority of and have been duly authorized by all necessary corporate and shareholder action by each of the Sellers and (ii) do not
         (A) require any action by or in respect of, or filing with, any governmental or regulatory authority, (B) contravene, violate or constitute, with or without the passage of time or the giving of notice or both, a breach or default under, any requirement of law applicable any of them or any of their respective properties or any contract to which any of them or any of their respective properties is bound or subject or (C) result in the creation of any adverse claim on any of the Interests.

         3.3 Validity of Contemplated Transactions. Except with respect to those consents required to be obtained in connection with the following and set forth in Schedule 3.3 hereto, all of which have been obtained, the execution, delivery and performance of this Agreement and the collateral documents and the consummation of the transactions contemplated hereby and thereby do not and will not contravene any provision of the Partnership Agreement or other governing documents of the Partnership; nor violate, be in conflict with, or constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the validity or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any property or asset of the Partnership, or any Seller to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which the Partnership, or any Seller is a party or by which the Partnership or any of its assets is bound; or violate any provision of law, rule, regulation, order, permit, or license to which the Partnership or any Seller is subject.

         3.4 Partnership. All of the Interests of the Partnership are collectively owned by the Sellers as set forth in the Partnership Interest Table. All of the Interests are validly issued, fully paid and non-assessable and have not been issued in violation of applicable securities laws or of any preemptive rights or other rights to subscribe for, purchase or otherwise acquire securities. There are no outstanding options, warrants, conversion privileges, subscription, calls commitments or rights of any character relating to the Interests of the Partnership.

         3.5 Ownership of Interests. Each Seller is the record and beneficial owner of the Interests as set forth in the Partnership Interest Table and has good, marketable and valid title to such Interests, free and clear of all liens, security interests, pledges, negative pledges, encumbrances, restrictions or options. Upon delivery of the assignment of the Interests to the Buyer, the Buyer shall acquire good, marketable and valid title to such Interests, free and clear of all liens, security interests, pledges, negative pledges, encumbrances, restrictions or options.

         3.6 Title to Properties. The Partnership neither owns nor leases, whether beneficially or of record, any tangible properties or assets, personal or real.

         3.7 Real Property. The Partnership neither owns nor leases, whether beneficially or of record, any real property.

         3.8 Financial Statements. The Partnership and the Sellers have delivered or caused to be delivered to Buyer financial statements consisting of a fiscal year end balance sheet for the Partnership and income statements of the Partnership for the years then ended (collectively, the "Financial Statements"). The Financial Statements are true and correct in all material respects, are in accordance with the applicable books and records of the Partnership and, have been prepared in conformity with generally accepted accounting principles, consistently applied during the related periods, and present fairly the financial condition of the Partnership and the results of its operations for the respective periods ended on such dates.

         3.9 Absence of Undisclosed Liabilities. The Partnership has no liabilities or obligations of any nature, whether fixed or contingent, direct or indirect, matured or unmatured, except for those which are specifically disclosed in Schedule 3.9 hereto (the "Disclosed Liabilities").

         3.10 Conduct of Business in the United States. Partnership has conducted its business in the United States only, except for matters dealing with the Canadian government in developing, promoting and facilitating the testing of the subject intellectual properties.

         3.11 Subsidiaries. The Partnership has no subsidiaries or interests in other entities.

         3.12 Compensation Arrangements. The Partnership has no (and has never had any) employees and, except as disclosed in detail on Schedule 3.12, there are no (and have never been any) officers, consultants, agents or other persons performing services for the Partnership for compensation. All consultants, agents and other persons performing services for the Partnership have been paid in full. The Partnership has never adopted any benefit plans.

         3.13 Certain Tax Matters. For any period ending on or before the Closing, the Partnership has duly and timely filed or will file all federal, state, and local tax returns, declarations, and reports, estimates, information returns and statements (collectively, "Returns") required to be filed or sent by it or on its behalf and all such Returns are or will be true, correct and complete, true, correct and complete copies of which Returns have been delivered to Buyer prior to the date hereof. The Partnership has paid in full all Taxes (as defined hereafter) and any penalties with respect to the Returns and any penalties entered with respect thereto, due and payable for any period ending on or before the Financial Statement Date. For all tax periods which commence after the Closing, to the extent any Taxes are due and payable the Partnership shall use its best efforts to determine a good faith estimate of the Taxes, shall properly reserve the full amount of such estimate on any Financial Statement delivered to Buyer covering periods after the date of the Financial Statement. The Partnership's federal income tax liabilities, if any, have never been audited by the Internal Revenue Service and have been satisfied for all taxable years up to and including the taxable year ended December 31, 1997. Neither the Internal Revenue Service nor any state or local taxing authority has asserted that additional taxes are owed by the Partnership.

         As used herein, the term "Taxes" shall include all federal, state, and local taxes, including income, excise, withholding, property, franchise, gross receipt and other taxes.

         3.14 Litigation; Compliance with Laws. Except as set forth in Schedule
3.14 attached hereto, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or to Partnership's and Sellers' knowledge, governmental or other investigation pending or, to Partnership's and Sellers' knowledge, threatened against or affecting the Partnership, whether or not covered by insurance; nor to Partnership's and Sellers' knowledge does there now exist any failure by the Partnership to comply with, nor any default by the Partnership under any law, ordinance, requirement, regulation, or order applicable to the Partnership, nor any violation by the Partnership or default by the Partnership with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against the Partnership which might have a material adverse effect on the financial condition, business, results of operations, properties, or assets of the Partnership, or Buyer's purchase or ownership of the Interests. To Partnership's and Sellers' knowledge, the Partnership has obtained all permits, licenses, zoning variances approvals, and other authorization necessary for the complete operation of its business as presently operated. Specifically, except as set forth in Schedule 3.14, the Partnership has obtained all approvals, including without limitation, all US Federal Drug Administration and Department of Agriculture regulatory approvals necessary and proper for the manufacture and sale of electrolyte therapy products manufactured pursuant to the Nutri-Charge License, Nutri-Charge Premix manufactured pursuant to the Pre-Mix License and infra-red detection technology manufactured pursuant to the Detection Technology License. There have been no illegal kickbacks, bribes or political contributions made by the Partnership.

         3.15 Intellectual Property.

                  (a) Schedule 3.15.1 sets forth a complete and accurate list and full description of all patents, trademarks, service marks, trade names, copyrights, and similar intangible rights and all applications or registrations thereof owned by the Partnership or used in respect of the Partnership's business (collectively, the "Listed Rights"). With respect to any registrations of the Listed Rights owned or licensed by the Partnership, Schedule 3.15.1 also sets forth, as to each such item of the Listed Rights, the (i) relevant application or registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv) country, (v) title or description and
(vi) remaining life thereof. In addition, Schedule 3.15.1 identifies whether each item of the Listed Rights is owned by the Partnership or is possessed and used by the Partnership under the applicable license, contract, agreement or other commitment. With respect to each such commitment, the identity of the parties thereto, the term thereof and all amounts payable thereunder together with the payment terms therefor are listed on Schedule 3.15.1. Except as set forth on Schedule 3.15.1, the Listed Rights comprise all of the patent rights, trademark and service mark rights, trade names, copyrights and all licenses that are necessary for the conduct of the Partnership's business as now being conducted and as proposed to be conducted. Except as set forth on Schedule 3.15.1, to the best of the Partnership's and Sellers' knowledge, the Partnership owns and possesses (under license) all of the proprietary rights, know-how and trade secrets not included in the Listed Rights (the "Other Proprietary Rights" and, together with the Listed Rights, the "Intellectual Property") necessary for the business as now being conducted and as proposed to be conducted.

                  (b) Each item of the Intellectual Property constitutes a valid and enforceable right of the Partnership and does not infringe or conflict with the rights of any other person or entity, except as to the contractual rights of the Canadian government and STS under the license and sublicense agreements. Except as otherwise provided in Schedule 3.15.2, the Partnership has no obligation to compensate, or to obtain the consent of, any third party for the use of any item of the Intellectual Property. There is neither pending nor, to the best of the Partnership's and Sellers' knowledge, threatened (except as disclosed on Schedule 3.15.2) any suit, action, claim, arbitration, grievance, litigation, administrative or legal or other proceeding, or investigation, against the Partnership or its licensors contesting the validity of, or the Partnership's rights to use, any of the Intellectual Property. Except as otherwise provided in Schedule 3.15.2, the Partnership has not granted any license or other right to use, in any manner, any item of the Intellectual Property, whether or not requiring the payment of royalties, and no third party has any right to use any of the Intellectual Property, to the best of the Partnership's and Sellers' knowledge, no person or entity is infringing upon any of the Partnership's rights to the Intellectual Property. The Partnership has not received notice or infringement upon, misappropriation of or conflict with any asserted right of any third party, and to the best of the Partnership's and Sellers' knowledge, there is no basis for any such notice.

         3.16 Specific Patent/USFDA Representations.

                  (xii) The Partnership and the Sellers have provided all paperwork they possess concerning the U.S. Food and Drug Administration ("FDA").

                  (xiii) Aurora Co-op Elevator Company was the manufacturer of the Nutri-Charge product used in the FDA trials undertaken on behalf of the Partnership ("FDA Trials") and the Partnership has been advised that its FDA Registration Number is 1916267.

                  (xiv) Jeffrey Biegert and his affiliates as sponsor of the FDA Trial will assign all right, title and interest that he and they may have in the FDA application process and FDA Trial results. He and they will cooperate in the FDA application process as the sponsor to expeditiously seek FDA approval. The assignment and cooperation of Jeffrey Biegert is contingent upon agreement by Buyer that he and they will be saved and held harmless from any and all costs and expense he or they may incur by reason of being a sponsor to the FDA application process.

                  (xv) John Johanns has had no direct contact with the FDA regarding the Nutri-Charge product other than the initial meeting in Washington, D.C. with Al Schaefer and Rick Stanley present, and except for signing the FDA Trial report as an investigator. Jeffrey Biegert has had no contact with the FDA regarding the Nutri-Charge product other than signing the FDA application to manufacture the Nutri-Charge product for the FDA Trial.

         3.17 Contracts

         Except as listed and described on Schedule 3.17(a) or any other Schedule attached hereto, the Partnership is not a party to any written or oral agreement, contract or commitment (the "Contracts.")

         Except as disclosed on Schedule 3.17(b), (i) each of the Contracts is valid and enforceable in accordance with its terms, (ii) is in compliance with the provisions thereof, (iii) Partnership and, to the best of the Partnership's and Sellers' knowledge, each other party is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, (iv) no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by the Partnership, or to the best of the Partnership's or Sellers' knowledge, by any other party thereunder and (v) the Partnership's rights under the Contracts are transferable by the Partnership to Buyer without restriction except for the Consents. To the Partnership's and Sellers' knowledge, none of the terms or provisions of any of the Contracts materially adversely affects the prospects, conditions, affairs, or operations of the Partnership or its business, including restrictions on the Partnership's ability to compete.

         3.18 Other Transactions. Except as disclosed on Schedule 3.18 hereto, the Partnership has not, since the date of the most recent Financial Statements,
(a) operated its business except in the ordinary course of business, (b) incurred any debts, liabilities or obligations except in the ordinary course,
(c) discharged or satisfied any liens or encumbrances, or paid any debts, liabilities or obligations, except in the ordinary course of business, (d) mortgaged, pledged or subjected to lien or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business, (e) sold or transferred any of its tangible assets, or canceled any debts or claims, except, in each case, in the ordinary course of business, or (f) suffered any extraordinary losses or waived any rights of substantial value.

         3.19 Product Liability Claims. To Partnership's and Sellers' knowledge, there have been no incidents, events or claims relating to the Partnership in the nature of products liability claims, breach of warranty claims or other claims alleging failure of product performance. There is no product liability insurance.

         3.20 Bank Accounts. Schedule 3.20 hereto lists the names and addresses of every bank and other financial institution in which the Partnership maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

         3.21 No Changes. Since the date of the most recent Financial Statements, and except as disclosed to Buyer in writing as soon as any such events have occurred, there has not been:

                  (a) Any materially adverse change in the financial or other condition, assets, liabilities or business of the Partnership, except changes described in Section 3.20 hereto, none of which individually or in the aggregate has been materially adverse to the Partnership;

                  (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the business, prospects or any property of the Partnership;

                  (c) Any strike, lockout, labor trouble or any event or condition of similar character adversely affecting the business or prospects of the Partnership;

                  (d) Any declaration, setting aside or payment of any distribution in respect of any of the Partnership's Interests or any direct or indirect redemption, purchase or other acquisition of any such Interests; or

                  (e) Any increase in the compensation payable or to become payable by the Partnership to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, other than salary reviews and increases taking effect after the Financial Statement Date, all of which were consistent with the Partnership's past practices, except as disclosed to Buyer in writing as soon as any such events have occurred.

         3.22 Copies of Partnership Agreement. The Partnership's Restated Partnership Agreement (certified by the general partners of the Partnership) to which Buyer has been provided a copy, is correct and remains in effect as at the date of this Agreement. Except as set forth in Schedule 3.22, there are no other material books and records of the Partnership to which Buyer has not been provided access [in which the Partnership has access.]

         3.23 Tangible Assets; Inventory. There are no tangible assets or inventory owned, leased or licensed, whether beneficially or of record, by the Partnership.

         3.24 Accounts Receivable. There are no accounts receivable.

         3.25 Hazardous Substances. Except as listed on Schedule 3.25, (i) none of the assets of the Partnership has been used for the manufacture, storage, transportation, deposit, disposal, treatment, handling, production, processing or recycling of toxic, dangerous or hazardous substances; (ii) the Partnership has engaged in no activity which would subject the Partnership or the Buyer to liens, damages, penalties, injunctive relief or cleanup costs under any federal, state or local law, or under any civil action respecting hazardous substances;
(iii) the Partnership has complied with each, and is not in violation of any, United States federal, state, or local law, statute, regulation, permit provision or ordinance, relating to the generation, handling, storage, transportation, treatment or disposal of chemicals, substances (the "Environmental Laws"); and (iv) the Partnership has obtained and complied with all necessary permits and other approvals, including interim status under the Reserve Conservation and Recovery Act, as amended ("RCRA"), necessary to store, treat, dispose of and otherwise handle hazardous wastes and hazardous substances. A "hazardous substance" shall mean that term as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, and dangerous, regulated toxic or hazardous substances, petroleum products, or similar terms under any other applicable United States federal, state, or local law and any regulations thereunder.

         3.26 Relationship With Licensees. Schedule 3.26 hereto contains an accurate list of the Partnership's licensees. None of such licensees has given the Partnership notice terminating or canceling any license, or materially reducing any payment or royalty, or threatening to terminate or cancel, any license or materially reduce any payment or royalty or relationship with the Partnership, and Seller is not aware of any material deterioration of any such relationship. None of the Partnership's licensees for the past two fiscal years has given the Partnership notice terminating or canceling any license, or materially reducing any payment or royalty, or threatening to terminate or cancel any license, or materially reduce any payment or royalty or supply relationship with the Partnership and the Partnership and Sellers are not aware of any material deterioration of any such relationship.

         3.27 Transactions With Affiliates. Except as set forth in Schedule 3.27, no General Partner or affiliate of the Partnership, nor any officer or director of any General Partner or any affiliate of the Partnership, (i) owns or has a material interest in any asset used by the Partnership in the operation of its business, (ii) has any direct or indirect interest of any nature whatsoever in any person which markets or provides the same type of services as those which Buyer will provide by purchasing the business of the Partnership, (iii) provides or causes to be provided any assets, services or facilities used or held for use in connection with the business of the Partnership.

         3.28 Veracity of Statements. No representation or warranty by the Partnership or any Seller contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to the Sellers and the Partnership as follows:

         4.1 Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation,
(ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions, which are identified on Schedule 4.1 hereto, where the failure to be duly qualified, authorized and in good standing would have a material adverse effect upon the Buyer's businesses, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise).

         4.2 Authorization for Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer (i) are within the Buyer's corporate powers and duly authorized by all necessary corporate action on the part of the Buyer and
(ii) do not (A) require any action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in this Agreement or
(B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or a default under, any requirement of law applicable to the Buyer or any of its properties or any Contract to which the Buyer or any of its properties is bound.

         4.3 Enforceability. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         4.4 Litigation. There is no legal proceeding or order pending against or, to the knowledge of the Buyer, threatened against or affecting, the Buyer or any of its properties or otherwise that could adversely affect or restrict the ability of the Buyer to consummate fully the transactions contemplated by this Agreement or that in any manner draws into question the validity of this Agreement.

         4.5 Hazardous Substances. (i) none of the assets of the Buyer has been used for the manufacture, storage, transportation, deposit, disposal, treatment, handling, production, processing or recycling of toxic, dangerous or hazardous substances; (ii) the Buyer has engaged in no activity which would subject the Buyer or the Partnership to liens, damages, penalties, injunctive relief or cleanup costs under any federal, state or local law, or under any civil action respecting hazardous substances; (iii) the Buyer has complied with each, and is not in violation of any, United States federal, state, or local law, statute, regulation, permit provision or ordinance, relating to the generation, handling, storage, transportation, treatment or disposal of chemicals, substances (the "Environmental Laws"); and (iv) the Buyer has obtained and complied with all necessary permits and other approvals, including interim status under the Reserve Conservation and Recovery Act, as amended ("RCRA"), necessary to store, treat, dispose of and otherwise handle hazardous wastes and hazardous substances. A "hazardous substance" shall mean that term as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section9601, et seq., as amended, and dangerous, regulated toxic or hazardous substances, petroleum products, or similar terms under any other applicable United States federal, state, or local law and any regulations thereunder.

         4.6 Product Liability Claims. There have been no incidents, events or claims relating to the Buyer in the nature of products liability claims, breaches of warranty claims or other claims alleging failure of product performance.

         4.7 Conflict With Authority, Bylaws, Etc. Neither the execution and delivery of this Agreement and the Collateral Documents to which Buyer is a party, nor the consummation of the transactions contemplated hereby and thereby in the manner herein provided will violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of any lease, license, permit, authorization, or approval applicable to Buyer; or violate any provision of law, rule, regulation, order, or permit to which Buyer is subject.

         4.8 Acquisition of Interests for Investment. Buyer is acquiring ownership of the Partnership for investment for its own account and not with a view to the resale or distribution thereof in violation of any federal or state securities laws. Buyer or such assignees will not offer, sell, transfer, assign, pledge or hypothecate any portion of the Interests in the absence of registration under, or pursuant to an applicable exemption from all applicable federal and state securities laws.

         4.9 Capitalization of Buyer. The authorized capital stock of Buyer consists of 20,000,000 shares of a single class of common stock having $0.01 par value per share and

         4.10 10,000,000 shares of blank check preferred stock. Upon the Closing and the closing of the transactions contemplated in the STS Stock Purchase Agreement, Buyer's issued and outstanding capital will be as set forth in Buyer's Capitalization Table attached as Schedule 4.9 hereto, and such shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of applicable securities laws or of any preemptive rights or other rights to subscribe for, purchase or otherwise.

         4.11 Financial Statements. Buyer has delivered or caused to be delivered to the Sellers financial statements consisting of a fiscal year end balance sheet for the Buyer for __________ and income statements and statements of cash flow of the Buyer, for the years then ended (collectively, the "Financial Statements"). The Financial Statements are true and correct in all material respects, are in accordance with the applicable books and records of the Buyer and, have been prepared in conformity with generally accepted accounting principles, consistently applied during the related periods ("GAAP"), and present fairly the financial condition of the Buyer and the results of its operations for the respective periods ended on such dates.

         4.12 Absence of Undisclosed Liabilities. At the date of the Financial Statements, Buyer had no liabilities or obligations of any nature, whether fixed or contingent, direct or indirect, matured or unmatured, required by GAAP to be reflected on the Financial Statements which was not so reflected.

         4.13 Certain Tax Matters. For any period ending on or before the Closing, the Buyer has duly and timely filed or will file all federal, state and local tax returns, declarations, and reports, estimates, information returns and statements (collectively, "Buyer Returns") required to be filed or sent by it or on its behalf and all such Buyer Returns are or will be true, correct and complete. Buyer has paid in full all Taxes and any penalties entered with respect to the Buyer Returns and any penalties entered into with respect thereto, due and payable for any period ending or before the date of the

Financial Statements. Buyer's federal income tax liabilities, if any, have never been audited by the Internal Revenue Service. Neither the Internal Revenue Service nor any state or local taxing authority has asserted that additional taxes are owed by Buyer.

         4.14 Litigation: Compliance with Laws. Except as set forth in Schedule
4.13 attached hereto, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or to Buyer's knowledge, governmental or other investigation pending or, to Buyer's knowledge, threatened against or affecting the Buyer, whether or not covered by insurance; nor to Buyer's does there now exist any failure by Buyer to comply with, nor any default by Buyer under any law, ordinance, requirement, regulation or order applicable to Buyer, nor any violation by Buyer or default by Buyer with respect to any order, writ, injunction, judgment or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against Buyer which might have a material adverse effect on the financial condition, business, results of operations, properties, or asset of Buyer or Buyer's purchase of ownership of the Interests. To Buyer's knowledge, the Buyer has obtained all permits, licenses, zoning variances approvals, and other authorization necessary for the complete operation of its business as presently operated, except for the approvals of FDA as to which no representations are made.

         4.15 Property. Except as set forth on Schedule 4.14, to the best of the Buyer's knowledge, the Buyer owns or possesses (under license) prior to or contemporaneously with this agreement all of the proprietary rights, know-how and trade secrets necessary for the business as presently conducted, excluding the eVS Business. To the best of Buyer's knowledge, each item such intellectual property constitutes a valid and enforceable right of the Buyer and does not infringe or conflict with the rights of another person or entity. There is neither pending nor, to the best of the Buyer's knowledge, threatened (except as disclosed on Schedule 4.14) any suit, action, claim, arbitration, grievance, litigation, administrative or legal or other proceeding, or investigation, against the Buyer or its licensors contesting the validity of, or the Buyer's rights to use, any of such intellectual property. To the best of Buyer's knowledge, no person or entity is infringing upon any of the Buyer's rights to the intellectual property. The Buyer has not received notice or infringement upon, misappropriation of or conflict with any asserted right of any third party, and to the best of Buyer's knowledge, there is no basis for any such notice.

         4.16 No Changes. Since the date of the Financial Statements, and except as disclosed to Sellers in writing as soon as any such events have occurred, there has not been:

                  (a) Any materially adverse change in the financial or other condition, assets, liabilities or business of Buyer, none of which individually or in the aggregate has been materially adverse to Buyer;

                  (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the business, prospects or any property of Buyer; or

                  (c) Any strike, lockout, labor trouble or any event or condition of similar character adversely affecting the business or prospects of Buyer.

         4.17 Veracity of Statements. No representation or warranty by Buyer contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to Sellers pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact.

                                    ARTICLE 5

                      ACTIVITIES PRIOR TO CLOSING BY SELLER

         5.1 Operation of Business. Prior to the Closing, the Partnership shall conduct its business only in the ordinary course and in connection therewith and, to the extent consistent therewith, the Partnership shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates. Except as set forth in Schedule 5.1, the Partnership shall:

                  (a) Organizational Documents. Not amend its partnership agreement, except as may be necessary to carry out this Agreement or as required by law;

                  (b) Partnership Name. Not change its partnership name or permit the use thereof by any other person or entity;

                  (c) Compensation, Bonuses. Not hire or pay or agree to hire or pay any employee, independent contractor, officer, or director of the Partnership, without the consent of Buyer.

                  (d) Management. Not make any changes in its management without the consent of Buyer;

                  (e) Mergers, Etc. Not merge or consolidate the Partnership with any entity or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity; except JLB, Inc. has sold its interest in the Partnership to the Biegert Trust and Nutri-Search, Inc. has sold its interest in the Partnership to J Technologies.

                  (f) Disposition of Assets. Not sell, transfer, or otherwise dispose of any assets of the Partnership without the prior written consent of Buyer;

                  (g) Indebtedness. Not create, incur, assume, or guarantee any indebtedness for money borrowed arising out of or in connection with the Partnership's business except in the ordinary course of business; create or suffer to exist any lien on any of the Partnership's assets, except those in existence on the date hereof; or increase the amount of any indebtedness outstanding under any loan agreement, mortgage, or other borrowing arrangement in existence on the date hereof arising out of or in connection with the Partnership's business;

                  (h) Payables. Pay when due, in accordance with past practices, all of its accounts payable and trade obligations;

                  (i) Contracts and Permits. Maintain in full force and effect all Contracts and permits necessary for or related to the operation of the Partnership's business in all material respects and in all places as such business is now conducted and renew or revalidate any permits which may become void, expired, terminated, canceled or withdrawn between the date hereof and the Closing;

                  (j) Litigation, Etc. Promptly advise Buyer in writing of the commencement of, and of any known threat to commence any, suit, claim, action, arbitration, legal or administrative proceeding, governmental investigation, or tax audit against it;

                  (k) Interests. Not issue sell, pledge, dispose of or encumber any additional Interests of, or rights convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any Interests.

         5.2 Access to Information. Prior to Closing, Seller will cooperate fully with Buyer and shall provide Buyer and its accountants, counsel, and other representatives, during normal business hours, full access to the books, records, Contracts, other assets owned or leased by the Partnership, and full opportunity to discuss the Partnership's business, affairs, assets, industrial processes, and trade secrets with its officers, employees, customers, suppliers and independent accountants, and furnish to Buyer and its representatives copies of such documents, records, and information with respect to the affairs of the Partnership as Buyer or its representatives may reasonably request. Buyer and Seller, and their respective principals agree that they will hold in confidence, trade secret or proprietary information or data supplied by the other in conjunction with this Agreement. In the event that the transaction contemplated by this Agreement is not consummated for any reason, each party will return to the other all documents and other materials provided to it relating to the other party, without retaining copies thereof.

         5.3 Best Efforts. Subject to the other provisions of this Agreement, Sellers will use their best efforts to cause the conditions listed in Section
7.1 hereof to be satisfied on the Closing Date (as defined in Section 10.1).

         5.4 Benefit Plans. The Partnership shall not adopt, terminate, amend, extend, or otherwise change any benefit plan without the prior written consent of Buyer, and the Partnership shall give Buyer prior written notice of the Partnership's intention to take any such action required by law or necessary to continue the qualified status of any benefit plans as they pertain to the Partnership's employees or its former employees.

         5.5 Notice of Change. The Partnership will promptly notify Buyer of the existence or happening of any fact, event or occurrence prior to the Closing Date and of which the Partnership or any of the Partnership's employees, partners, or other representatives has knowledge which may alter the accuracy or completeness of any representation or warranty contained in Article 3 of this Agreement.

         5.6 No Discussions. Unless and until this Agreement is terminated pursuant to Article 14 hereof, Seller will not, and will not authorize or permit the Partnership or any of its employees, officers, directors, or other representatives to, enter into, participate in, request, solicit or engage in any discussions, negotiations, understandings, agreements or other communications with any person or entity other than Buyer relating to offers, inquiries, negotiations or proposals with respect to the sale of the assets or any capital stock of the Partnership, or any type of business combination transaction. Seller and the Partnership will promptly notify Buyer of any such offer, inquiry, negotiation or proposal which either Seller or the Partnership may receive.

         5.7 Publicity. No party shall issue any press releases or otherwise make public statements with respect to the terms of this Agreement or the transactions contemplated hereby, without the consent of the other parties, except as may be required by any national, state, provincial or local governmental or regulatory agency. The parties hereto shall not issue any such press release or make any such public statement or filing prior to such consultation, except as may be required by law.

                                   ARTICLE 6

                      ACTIVITIES PRIOR TO CLOSING BY BUYER

         6.1 Best Efforts. Subject to the other conditions of this Agreement, Buyer will use its best efforts to cause the conditions listed in Section 7.2 hereof to be satisfied on the Closing Date (as defined in Section 10.1).

         6.2 Access to Information. Buyer shall provide Seller with information reasonably requested by Seller regarding Buyer's ability to consummate the transactions contemplated herein, as may be. Seller shall not disclose any such information to any other person or entity without the prior written consent of Buyer.

                                   ARTICLE 7

                         CONDITIONS PRECEDENT TO CLOSING

         7.1 Conditions to Obligation of Buyer to Close. The obligation of Buyer to consummate the transaction contemplated under this Agreement on the Closing Date (as defined in Section 10.1) shall be subject to the satisfaction or the waiver by Buyer of the following conditions on or prior to the Closing Date:

                  (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of the Partnership and Sellers set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Partnership and Sellers shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date and shall have delivered to the Buyer a certificate to such effect, dated the Closing Date, which certificate shall be in form and substance satisfactory to Buyer and its counsel;

                  (b) Opinion of Counsel for the Partnership and Sellers. Frank
C. Heinisch, counsel for the Partnership and Sellers, shall have delivered to Buyer their favorable opinion, dated the Closing Date and in the form set forth in Exhibit 7.1.2;

                  (c) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened;

                  (d) Required Consents. The parties (other than the Partnership) to any other contract, commitment or agreement to which the Partnership is a party, any governmental agency or body or any other person, firm or corporation which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business or operations of the Partnership, and any governmental body or regulatory agency having jurisdiction over Buyer or the Partnership, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transaction contemplated hereby in the manner herein provided, shall have granted such consent or approval, which shall include all Consents; provided however the parties acknowledge that Sellers and Partnership shall not be responsible to procure the consent and approval of the Canadian Government and STS;

                  (e) No Material Damage to Business. The assets, properties and business of the Partnership shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God;

                  (f) Approval of Buyer; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by Buyer, in the exercise of its reasonable judgment, and Buyer or its counsel shall have been furnished with certified copies, satisfactory in form and substance to Buyer in the exercise of its reasonable judgment, of all such records of the Partnership, and of the proceedings of such persons authorizing the execution, delivery and performance of this Agreement as Buyer shall reasonably require;

                  (g) Other Transactions. The closing of the transactions contemplated by the New Canadian License and the STS Stock Purchase Agreement shall have been completed on the Closing Date.

                  (h) Stockholders Agreement. The Stockholders Agreement, by and among Buyer, the Partnership and certain other stockholders of Buyer and the Partnership (the "Stockholders Agreement"), shall have been executed and delivered by the parties thereto.

                  (i) Put Option Agreement. A Put Option Agreement, by and among John R. Johanns and XL Vision, Inc. (the "Put Option") in the form attached hereto as Schedule 7.1.9 shall have been executed and delivered by the parties thereto.

         7.2 Conditions to Obligation of Sellers to Close. The obligation of Sellers to consummate the transfer of the Interests on the Closing Date (as defined in Section 10.1) shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

                  (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, Buyer shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date, and Buyer shall have delivered to Seller a certificate to such effect, dated the Closing Date, which certificate shall be in form and substance satisfactory to Seller and its counsel;

                  (b) Opinion of Counsel of Buyer. Pepper Hamilton LLP, counsel for Buyer, shall have delivered to Sellers their opinion, dated the Closing Date and in the form set forth in Exhibit 7.2.2;

                  (c) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

                  (d) Approval of Sellers; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Sellers, in the exercise of their reasonable judgment, and Sellers shall have been furnished with certified copies, satisfactory in form and substance to Sellers in the exercise of their reasonable judgment, of all such records of Buyer and the Partnership and of the proceedings of Buyer and the Partnership authorizing their execution, delivery and performance of this Agreement as Sellers shall reasonably require; and

                  (e) Stockholders Agreement. The Stockholders Agreement and Put Option shall have been duly executed and delivered by the parties thereto.

                                   ARTICLE 8
                                 INDEMNIFICATION

         8.1 By Sellers and Individual Indemnitors. To the extent and in the manner herein provided, each of John Johanns and Jeffrey Biegert each being called an "Indemnitor" and collectively, the "Indemnitors") shall, jointly and severally, indemnify, defend, and hold harmless Buyer and, after the Closing, the Partnership, from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including expenses related to investigation and defense including reasonable attorneys' fees (collectively, "Losses"), which Buyer may suffer or incur, resulting from, related to, or arising out of

                  (a) any misrepresentation, breach of warranty or nonfulfillment of any of the covenants of the Partnership or any Seller in this Agreement or from any misrepresentation in or omission from any Schedule to this Agreement, certificate, financial statement, or from any other document furnished or to be furnished to Buyer by Sellers hereunder;

                  (b) any claims relating to the Returns or Taxes of the Partnership;

                  (c) any claims based upon alleged injuries to persons, property or business by reason of alleged defectiveness, improper design, or manufacture or malfunction or otherwise of any product manufactured by a third party under license or sub-license from the Partnership, where such claim or injury is actually known to the Partnership or Sellers, or is currently asserted or threatened against the Partnership; (Indemnitors shall not be assumed or imputed to have actual knowledge of design or manufacture in which they did not directly participate nor supervise.)

                  (d) any and all Losses not disclosed on Schedule 3.9 resulting from, related to or arising out of the operation of the Partnership's business prior to the Closing; and

                  (e) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments, and claims (including employment-related claims) arising out of the foregoing even though such proceeding or claim may not be filed until after the Closing.

Notwithstanding the foregoing, the obligations of either Indemnitor to indemnify Buyer hereunder shall be limited to $250,000. Either Indemnitor shall have the right to defer payment of any Losses indemnifiable hereunder until the fourth anniversary of the Closing Date, provided if an Indemnitor elects so to defer payment of any such Loss, the Indemnitor shall, pay Buyer the amount of the Loss (subject to the aggregate limitation set forth in the preceding sentence) plus interest at the rate of 12% per annum from the date of the Loss to the date paid (interest will be without regard to the aggregate limitation set forth in the preceding sentence.)

         8.2 By Buyer. From and after the Closing Date (as defined in Section 10.1), Buyer agrees to indemnify, defend, and hold harmless each Seller from and against (i) any and all Losses, which each Seller may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Buyer in this Agreement, (ii) any misrepresentation in or omission from any certificate or document furnished or to be furnished to such Seller hereunder and any and all suits, actions, investigations, proceedings, demands, assessments, audits, judgments, and claims arising out of any of the foregoing, and (iii) any and all Losses resulting from, related to, or arising out of the operation of the Partnership's business after Closing.

         8.3 Procedures. Promptly after acquiring knowledge of any such Losses against which Sellers have indemnified Buyer or against which Buyer has indemnified Seller, or as to which either Buyer or Seller (herein, a "Party") may be liable, Sellers or Buyer, as the case may be, shall give to the other Party written notice thereof; provided, however, that failure to give notice shall not relieve the indemnifying Party of any liability it may have to the indemnified Party if such failure does not materially prejudice the indemnifying Party. In the event of any such Losses, (i) the indemnifying Party shall have the right to assume the defense thereof and shall not be liable to such indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified Party in connection with the defense thereof, provided however that the indemnifying Party shall have waived its right to contest its obligation to indemnify the indemnified Party for all such Losses; (ii) if the indemnifying Party fails to assume such defense or counsel for the indemnifying Party advises that there are issues which raise conflicts of interest between the indemnifying Party, on the one hand, and the indemnified Party, on the other hand, the indemnified Party may retain one counsel satisfactory to it, and the indemnifying Party shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; (iii) the indemnifying Party shall receive from the indemnified Party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees who are familiar with the transactions out of which any such Losses may have arisen; and
(iv) the indemnifying Party shall not be liable for any settlement effectuated without its prior written consent.

                                   ARTICLE 9

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties made by Seller and Buyer in this Agreement or pursuant hereto shall survive the Closing (as defined in Section 10.1) hereunder, notwithstanding any investigation made by or on behalf of Seller or Buyer prior to or after the Closing Date (as defined in Section 10.1).

                                   ARTICLE 10

                                   THE CLOSING

         10.1 Time and Place. The closing (the "Closing") of the transactions contemplated hereby (the "Closing Date") shall be held on July 29, 1998 at 1:00 p.m., at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103-2799, or at such other time and at such other place as shall be mutually agreeable to the Buyer and the Sellers.

         10.2 Conduct at Closing.

                  (a) As to Sellers. Subject to the fulfillment of all of the conditions set forth in Section 7.1 and the delivery of all certificates and opinions required thereby, except such conditions as may be waived by the Sellers in writing, on the Closing Date Buyer shall deliver to Sellers:

                  (xvi) certificates evidencing eVS Stock, as provided for in
         Section 2.1;

                  (xvii) the certificate regarding representations and warranties required by Section 7.2.1 hereof;

                  (xviii) a certificate dated the Closing Date and signed on behalf of Buyer by its Secretary attaching (A)(i) a true and correct copy of Buyer's Articles of Incorporation, (ii) a true and correct copy of the by-laws of Buyer,
         (iii) the resolutions by the Board of Directors of Buyer authorizing the actions taken and authorizing the officers of Buyer to execute all documents and instruments to be executed and delivered by Buyer in connection with the purchase of the Interests, and (iv) certificates of good standing certified by the Secretary of State of Delaware; and (B) specimen signatures of the incumbent officers of Buyer executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement;

                  (xix) the opinion of counsel as required by 7.2.2 hereof; and

                  (xx) the executed Stockholders Agreement and Put Option as required by 7.2.5.

         (b) As to Buyer. Subject to the fulfillment of all of the conditions set forth in Section 7.2 and the delivery of all certificates and opinions required thereby, except such conditions, certificates, and opinions as may be waived by Buyer in writing, Seller shall deliver to Buyer:

                  (xxi) assignments of Sellers' Interests and all other good and sufficient instruments of transfer and conveyance as may be necessary in Buyer's opinion to vest in Buyer good, absolute, and marketable title to the Interests;

                  (xxii) the books and records required by Section 1.2 hereof;

                  (xxiii) the certificate required by Section 7.1.1 hereof;

                  (xxiv) the opinion of counsel required by Section 7.1.2 hereof;

                  (xxv) a certificate dated the Closing Date and signed on behalf of the Partnership by its Sellers attaching (a) (i) a true and correct copy of the Partnership's Partnership Agreement and (ii) certificates of good standing and/or fictitious name certificates certified by the Secretaries of State or other appropriate officials of those states in which the Partnership does business; and (b) specimen signatures of the incumbent officers of the Sellers executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement;

                  (xxvi) the executed Stockholders Agreement and Put Option as required by Section 7.1.8;

                  (xxvii) irrevocable proxies signed by Sellers; and

                  (xxviii) Consulting Agreement to be signed by John Johanns.

                                   ARTICLE 11

                    CONDUCT OF SELLER AND BUYER AFTER CLOSING

         11.1 Post-Closing Conduct Generally. Buyer and each Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the operations of the Partnership to Buyer. In addition, after the Closing Date, at the request of any party and at the requesting party's expense, but without additional consideration, the other party shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer, shall cooperate in the conduct of litigation and the processing and collection of insurance claims, and shall take such other actions as may reasonably be required to convey and deliver more effectively to Buyer the Interests or to confirm and perfect the Buyer's title to the Interests, and otherwise to accomplish the orderly transfer of ownership of the Partnership to Buyer and the business assets and operations of the Partnership as contemplated by this Agreement.

         11.2 Non-Competition. For a period of five (5) years from and after the Closing Date (the "Restricted Period"), each Seller and each of John Johanns, and Jeffery Biegert, and any Seller Affiliate covenants and agrees and shall sign and deliver to Buyer at Closing an Acknowledgment and Agreement to that effect that, without the prior written consent of Buyer, such person shall not do any of the following directly or indirectly without the prior written consent of the Partnership:

                  (a) engage or participate in any business activity in the United States or Canada, competitive with the eVS Business, as same are conducted by the Buyer and its affiliates during the Restricted Period (business activity competitive with eVS Business shall not restrict or limit the Sellers, John Johanns and Jeffrey Biegert, and the Seller Affiliates from continuing to conduct in the ordinary course of their business their present activities of manufacturing and marketing feed products and supplements owning and feeding cattle, cow\calf operations, ranches, feed lots and similar aspects of the cattle industry of a nature not similar to the eVS Business) provided that Buyer acknowledges and consents to either John Johanns and/or Jeffrey Biegert individually and/or entities of which either one or both own 20% or more may continue to produce feed and feed supplement with electrolytes in the ordinary course of business in substantially the same mode as is presently being marketed); provided, however, that notwithstanding the foregoing exemptions and proviso, none of either Seller, John Johanns, Jeffrey Biegert or any Seller Affiliate shall be permitted to engage in the sale of any feed supplement or other product which either (i) is advertised or marketed as, or in respect of which claims are asserted that it constitutes, a product which is intended for use, or can be used, either alone or in conjunction with infra-red technology products, in an antemortem environment (i.e., either at the slaughterhouse facilities or within 24 hours prior to shipping to slaughterhouse facilities) to identify and/or treat the effects of stress and other value reducing infirmities in cattle or (ii) a majority of which product is, in fact, fed or administered to cattle in an antemortem environment (i.e., within 24 hours prior to either arriving at the slaughtering facilities or shipping to the slaughtering facilities.)

                  For purpose of this Agreement, the term "Seller's Affiliate" means any entity in which either John Johanns and/or Jeffrey Biegert owns, directly or indirectly, at least 20% of the voting control of or equity in and any other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control by John Johanns and/or Jeffrey Biegert.

                  (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the eVS Business as conducted by the Buyer and its affiliates during the Restricted Period or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the eVS Business as conducted by the Buyer and its affiliates during the Restricted Period with respect to any employment hereunder with respect to any period thereafter, (business activity competitive with eVS Business shall not restrict or limit the Sellers, John Johanns and Jeffrey Biegert, and the Seller's Affiliates from continuing to conduct in the ordinary course of their business their present activities of manufacturing and marketing feed products and supplements owning and feeding cattle, cow\calf operation, ranches, feed lots and similar aspects of the cattle industry of a nature not similar to the eVS Business provided that Buyer acknowledges and consents to either John Johanns and/or Jeffrey Biegert individually and/or entities of which either one or both own 20% or more may continue to produce feed and feed supplements with electrolytes in the ordinary course of business in substantially the same mode as is presently being marketed), provided, however, that notwithstanding the foregoing exemptions and proviso, none of either Seller, John Johanns, Jeffrey Biegert or any Seller Affiliate shall be permitted to engage in the sale of any feed supplement or other product which either (i) is advertised or marketed as, or in respect of which claims are asserted that it constitutes, a product which is intended for use, or can be used, either alone or in conjunction with infra-red technology products, in an antemortem environment (i.e., either at the slaughterhouse facilities or within 24 hours prior to shipping to slaughterhouse facilities) to identify and/or treat the effects of stress and other value reducing infirmities in cattle or (ii) a majority of which product is, in fact, fed or administered to cattle in an antemortem environment (i.e., within 24 hours prior to either arriving at the slaughtering facilities or shipping to the slaughtering facilities). Notwithstanding the foregoing, Seller may not hold more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of a Partnership that is engaged in activities referenced in Section 11.2 hereof.

                  (c) influence or attempt to influence any supplier, customer or potential customer of the Buyer and its affiliates to terminate or modify any written or oral agreement or course of dealing with the Buyer and its affiliates; or

                  (d) influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Buyer and its affiliates, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Partnership or Buyer as an employee, consultant, agent or distributor of the Buyer and its affiliates at anytime during the twelve (12) month period immediately preceding the termination of the Restricted Period.

                  It is further understood and agreed that the obligations under this Section shall remain in effect for the entire five-year period indicated, notwithstanding any termination of this Agreement during such period due to a breach hereof by the Sellers.

                  It is also understood and agreed that, in the event of a continuing material breach by a Seller of this Section, Buyer shall be entitled to an injunction restraining such breach. The exercise by Buyer of any or all such rights shall not be construed as prohibiting Buyer from pursuing any other right or remedy it may have with respect to such breach, including the recovery of damages.

                  If any of the provisions of this Section 11.2 are held to be in any respect an unreasonable restriction upon either Seller, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable. In the event that either Seller shall be in violation of the restrictive covenants in this Section 11.2, then the Restricted Period shall be extended with respect to such Seller for a period of time equal to the period of time during which such breach shall occur; and, in the event that Buyer should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the Restricted Period shall be extended for the period of time required for the pendency of such proceedings, including all appeals.

                                   ARTICLE 12

                             SECURITIES LAW MATTERS

         12.1 Investment. Each Seller represents, covenants and agrees as follows:

                  (a) Seller has had access to such information relating to the business and affairs of Buyer which Seller has reasonably requested, and all additional information which Seller has considered necessary to verify the accuracy of the information so received. Seller has had the opportunity to ask questions of and receive answers from the Buyer concerning the terms and conditions of the transactions contemplated by this Agreement. On the basis of the foregoing, Seller is familiar with the operations, business plans and financial condition of Buyer.

                  (b) Seller understands that Buyer will issue and deliver to such Seller the number of eVS Shares indicated on Schedule 1.1, pursuant to this Agreement, without compliance with the registration requirements of the United States Securities Act of 1933 (the "Securities Act"); that for such purpose Buyer will rely upon the representations, warranties, covenants and agreements contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed. Seller represents that he/she is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                  (c) Seller understands that, under existing rules of the United States Securities and Exchange commission (the "SEC") he/she may be unable to sell the Interests except to the extent that the Interests may be sold
(i) pursuant to an effective registration statement covering such Interests pursuant to the Securities Act or (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144"). Seller understands that Buyer is under no obligation to effect a registration of the eVS Shares under the Securities Act.

                  (d) Seller is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such rule.

                  (e) Seller is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the eVS Shares and its financial position is such that it can afford to retain the eVS Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

                  (f) Seller is acquiring the eVS Shares for his/her own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

       12.2 Legends on Certificates. During the term of this Agreement, each certificate representing eVS Shares shall, if applicable, contain upon its face or upon the reverse side thereof legends to the following effect:

                           "This Certificate represents securities which are
                  restricted and which are subject to the terms and conditions of a Stockholders Agreement dated July 29, 1998 by and among eMerge Vision Systems, Inc. ("eVS") and the stockholders identified therein (a copy of which is on file at the principal office of eVS) and the rights, privileges and options therein contained. No sale, transfer, assignment, pledge, hypothecation or other disposition of this Certificate or any of the securities represented thereby shall be made except in compliance with the terms and conditions of said agreement.

                           the Shares represented by this Certificate have not
                  been registered under the Securities Act of 1933, as amended (the "Act"), but have been issued pursuant to an exemption from such registration. Neither such Shares nor any interest therein may be sold, transferred, pledged, hypothecated or otherwise disposed of until either (i) the holder thereof shall have received an opinion of counsel for eVS that registration thereof under the act is not required or (ii) a registration statement under the Act covering such

                  Shares or such interest and the disposition thereof shall have become effective under the Act."


                                   ARTICLE 13

                           BROKERAGE; EXPENSES; TAXES

         None of the parties, nor, where applicable, any of their respective shareholders, officers, directors, or employees, has employed or will employ any broker, agent, finder, or consultant or has incurred or will incur any liability for any brokerage fees, commissions, finders' fees, or other fees, in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         Except as otherwise expressly provided in this Agreement, each party agrees to bear all the respective costs, fees and expenses of any character incurred by such party including all attorneys' fees and expenses, in connection with this Agreement or the transactions contemplated hereby, except that any such costs, fees and expenses incurred by the Partnership in connection with the transactions contemplated herein shall be paid by the Sellers.

         Sellers shall pay any applicable sales, documentary, use, filing, transfer, and other taxes payable as a result of the transfer of the Interests.

                                   ARTICLE 14

                                   TERMINATION

         14.1 Events of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                  (a) Mutual Consent. By mutual consent of the Partnership, the Sellers and the Buyer;

                  (b) Breach. By the Sellers holding a majority of the Interests, on the one hand, or by Buyer, on the other hand, if the other party shall have (a) misstated any representation or been in breach of any warranty contained herein or (b) been in breach of any covenant, undertaking or restriction contained herein and such misstatement of breach has not been cured by the earlier of (i) ten (10) days after the non-breaching party gives notice to the breaching party of such misstatement or breach of (ii) the Closing;

                  (c) By Buyer. Provided that the Buyer is not in material default hereunder, if all of the conditions precedent set forth in Section 7.1 hereof have not been met prior to 60 days from the execution hereof;

                  (d) By Sellers. Provided that the Sellers are not in material default hereunder, if all of the conditions precedent set forth in Section 7.2 hereof have not been met prior to 60 days from the execution hereof;

                  (e) By Either Party. Provided that such party is not in material default hereunder, by either party if the Closing does not occur on or before 60 days from the execution hereof;

         14.2 Consequences of Termination. If this Agreement is validly terminated pursuant to Section 14.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that if Buyer terminates this Agreement because any of the conditions contained in Section 7.1 have not been satisfied or if Seller terminates this Agreement because any of the conditions contained in Section 7.2 have not been satisfied then the terminating party shall have the right to pursue all of its legal remedies for breach of contract and damages; provided further that if this Agreement is validly terminated pursuant to Section 14.1 and the transactions contemplated hereby are not consummated as described above, the provisions of Section 6.2 relating to the obligation of Buyer to keep confidential and not to use certain information obtained by it from Seller and the provisions of Section 14.3 relating to responsibility for expenses shall survive. No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 14.1, except to the extent set forth above.

         14.3 Expenses if No Closing. If the Closing does not occur and the transactions contemplated hereby are not consummated, then, subject to the right of a non-defaulting party to recover costs and expenses from a defaulting party pursuant to Section 14.2, all costs and expenses incurred in connection with this Agreement shall be paid by the person incurring such expenses, i.e., by Buyer if incurred by Buyer and by Seller if incurred by Seller or the Partnership.

                                   ARTICLE 15

                          OPTION TO PURCHASE TECHNOLOGY

         15.1 Option to Purchase Technology. Subject to compliance with the provision of the New Canadian License, or any time after the seventh anniversary of the Closing, if Buyer has not previously consummated a public offering of its securities pursuant to a registration statement filed under the Securities Act, and Buyer's Board of Directors determines in its good faith judgment that Buyer should not commercialize the technologies licensed under the New Canadian License, Sellers shall have the right to purchase from Buyer all of the Technology then comprising the eVS Business by transferring to Buyer all of the eVS Shares other than any eVS Shares previously sold to XL Vision, Inc. pursuant to the Put Option.

                                   ARTICLE 16

                                  MISCELLANEOUS

         16.1 Entire Agreement; Amendments. This Agreement, together with the Stockholders Agreement by and among the Buyer and Sellers of even date herewith, and the collateral documents, constitutes the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by all of the parties.

         16.2 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         16.3 Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

         16.4 Exhibits and Schedules. Each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

         16.5 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

         16.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to the person if delivered personally or upon sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), or reputable courier services, charges prepaid, or by facsimile, to such party's address (or to such party's facsimile number).

                  If to Buyer, to:

                           eMerge Vision Systems, Inc.
                           1305 102nd Terrace
                           Sebastian, FL 32958
                           Attention:  Chuck Abraham, President
                           Fax Number:  (561) 589-2049

                  With a copy to:

                           Pepper Hamilton LLP 3000 Two Logan Square
                           Philadelphia, PA 19103 U.S.A.
                           Attention:  Elam M. Hitchner, III, Esquire
                           Fax Number:  (215) 981-4750

                  If to Sellers or the Partnership, to:

                           Judith Ackland
                           P.O. Box 197
                           Shickley, NE 68436

                  With a copy to:

                           Frank C. Heinisch, Attorney at Law
                           P.O. Box 311
                           Geneva, NE   68361-0311

                           Larry Cox, CPA
                           P.O. Box 88
                           Henderson, NE 68371

                           Jim Titus, Attorney at Law
                           121 S. 13th Street, #601
                           P.O. Box 81849
                           Lincoln, NE 68501-1849

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         16.7 Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         16.8 Assignment. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties hereto.

         16.9 Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other persons or entities.

         16.10 Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware.

         16.11 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

         16.12 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


ATTEST                                      eMERGE VISION SYSTEMS, INC.


By:                                         By: /s/ Charles L. Abraham
   ----------------------------                 ----------------------------
   Name:                                        Name: Charles L. Abraham
        ---------------------------                   --------------------------
   Title:                                       Title: Chief Executive Officer
         --------------------------                    -------------------------

[EXECUTIONS CONTINUED]

ATTEST                                      NUTRI-CHARGE, by each of its general
                                            partners:


ATTEST                                      ATTEST

/s/: Judith Ackland                         /s/: Larry Cox
--------------------------------            --------------------------------
Judith Ackland, Co-Trustee of The           Larry Cox, Co-Trustee of The
Biegert Family Irrevocable Trust            Biegert Family Irrevocable Trust
dated June 11, 1998, as Seller              dated June 11, 1998, as Seller


ATTEST                                      J TECHNOLOGIES, LLC, as Seller


                                            By: /s/: Heidi Johanns
                                                ----------------------------
                                                Heidi Johanns, Member

WITNESS:

----------------------------


The following persons, intending to be legally bound hereby, execute this Agreement and agree to its terms with respect only to Article 8, Indemnification and, as applicable, Section 11.2, Non-Competition:

WITNESS:

                                            /s/: John Johanns
----------------------------                ----------------------------
                                            John Johanns


WITNESS:

                                            /s/: Jeffrey L. Biegert
----------------------------                ----------------------------
                                            Jeffrey L. Biegert

                    SCHEDULE 1.1: PARTNERSHIP INTEREST TABLE:


a.  J TECHNOLOGIES, LLC, a South Dakota         50%;  1,000,000 shares eMERGE VISION
    limited liability company                         SYSTEMS, INC. common stock

b.  Judith Ackland and Larry Cox, /Co-Trustees  50%   1,000,000 shares eMERGE VISION
    of The Biegert Family Irrevocable Trust           SYSTEMS, INC. common stock
    dated June 11, 1998;

          SCHEDULE 3.1: ORGANIZATION, POWER, STANDING AND QUALIFICATION

Nutri-Charge is not actively doing business. Nutri-Charge is a South Dakota partnership registered in Nebraska. Recently Amended Certificates of Partnership of Nutri-Charge have been signed evidencing the change of partners. The certificates have not yet been filed in Nebraska and South Dakota. The filing will be done shortly. A Continuation of Certificate of Assumed Business Name was recently filed in Idaho and a Trade Name Registration was recently filed in Colorado. There are no other states in which Nutri-Charge has filed to do business. Nutri-Charge knows of no requirement to qualify to do business in any other states.

                     SCHEDULE 3.3 CONTEMPLATED TRANSACTIONS


None, except for the consents required by the collaborative research agreement, license and sublicense agreements with the Canadian Government and STS Agriventures, Inc.

                 SCHEDULE 3.9 ABSENCE OF UNDISCLOSED LIABILITIES


There are no liabilities except those future liabilities created with the Sublicenses with the Canadian Government and STS Agriventures, Inc. Kelly F. Lechtenberg, Midwest Veterinary Services Inc. recently presented a bill for $35,000 for services rendered in a field trial. The bill was presented to John Johanns and Nutri-Charge. The bill will be paid by John Johanns and/or Jeffrey Biegert or an affiliate in the ordinary course of business.
Nutri-Charge will not be responsible for the bill.  The bill is not in dispute.

                     SCHEDULE 3.12 COMPENSATION ARRANGEMENTS


In conducting the field tests, affiliates of Nutri-Charge have retained agents and consultants to manufacture the electrolyte product solely for testing purposes and not for marketing. Agents and consultants have been retained by Nutri-Charge affiliates to assist with field tests under the supervision of Ag-Canada. All such agents and consultants have been paid in full and no further obligation is owed to such agents and consultants except for ongoing field trials of the infrared detection technology at Logan Valley Feed Lot under the control of Dr. Kelly Lechtenberg and under the supervision of Ag-Canada. See response in Schedule 3.9.

 SCHEDULE 3.14 LITIGATION, COMPLIANCE WITH LAWS (INCLUDING REGULATORY APPROVALS)

Litigation:  None.

Compliance with Laws. Jeffrey Biegert (Biegert Feeds) obtained approvals from US Federal Drug Administration for the field trials of the Nutri-Charge product. Dr Allan L. Schaefer of Ag Canada has been in charge of all such applications. No final approval has been received from FDA and Department of Agriculture for the manufacture and sale of electrolyte therapy products manufactured pursuant to the Nutri-Charge License, Nutri-Charge Premix manufactured pursuant to the Pre-Mix License and infra-red detection technology manufactured pursuant to the Detection Technology License. Nutri-Charge has relied on STS Atriventures, LTD and the Canadian government to procure such approvals, Nutri-Charge has not obtained any approvals except they assisted in procuring approval for the Nutri-Charge product field trials that were conducted. Nutri-Charge has cooperated and will assist in such application process, but Dr Schaefer has done all the work in making the applications. There has been no application process by Nutri-Charge and no approvals concerning the Infrared Detection Technology.

                          SCHEDULE 3.15.1 LISTED RIGHTS


The Canadian government owns all patents and intellectual property in accordance with the sublicenses by and between Nutri-Charge, STS and Ag-Canada. STS and Ag-Canada records are a superior primary source of such information. US patent number 5,505,968 for Antemortem Nutrient Supplement for Livestock was issued April 9, 1996 and assigned to Canada. The Method for Detecting Poor Meat Quality in Live Animals, (Infrared Detection Technology) was the subject of Patent applications, US 08/084,993 and Canada 2,099,529. The Canadian trade mark application for NUTRI-CHARGE, is application 727,395. See schedule 3.1 above. The Nutri-Charge trade name is registered in the State of Nebraska.

                            SCHEDULE 3.15.2 LICENSES


All intellectual property is owned by the Canadian government and Nutri-Charge's rights are created by and subject to the License and Sub-license Agreements.

                           SCHEDULE 3.17(A) CONTRACTS


"Contracts" include only Collaborative Research Agreements, License and Sublicense Agreements with the Canadian government and STS Agriventures LTD..

                                SCHEDULE 3.17(b)


         None

                        SCHEDULE 3.18 OTHER TRANSACTIONS


         None

                           SCHEDULE 3.20 BANK ACCOUNTS


US Bank, P.O. Box 64799, St. Paul, MN 55164; Office Used: US Bank 17th & Farnam, Omaha, NE 68102; Account Name: Nutri-Charge Partnership; Account Number: 1 057 0068 5123

                SCHEDULE 3.22 MATERIAL ADVERSE CHANGE IN FINANCE


None

                       SCHEDULE 3.25 HAZARDOUS SUBSTANCES


None to Partners and Seller's knowledge. No permits or other approvals have been procured under the Reserve Conservation and Recovery Act.

                    SCHEDULE 3.26 RELATIONSHIP WITH LICENSEES


None, Nutri-Charge has not licensed its sub-license.

                   SCHEDULE 3.27 TRANSACTIONS WITH AFFILIATES.

Jeff Biegert and John Johanns own in their own right and work together through various organizations in the cattle industry. Directly and indirectly they own or control cow calf operations, ranch operations, feed lot operations, feed cattle, buy, sell cattle, manufacture and market feed and feed supplements and generally deal in and with all aspects of beef production to the point of slaughter. The feed supplements that are produced in the ordinary course of business contain electrolyte substances. Without specifically listing all the entities involved this schedule is a reservation for Jeff Biegert and John Johanns and their numerous and various business entities to continue in the normal and customary course of business their cattle businesses in their current relationships and to create new entities and relationships to continue the same or similar business activities, subject only to any restrictions contained in
Section 11.2 hereof.

                                  SCHEDULE 4.13

[None]

                                  SCHEDULE 4.14

[None]

                                  SCHEDULE 5.1

None.

                                 SCHEDULE 7.1.9


Copy of the Put Option letter agreement is attached hereto.

                                  EXHIBIT 7.1.2


Opinion of Counsel for the Partnership. Frank C. Heinisch

                                  EXHIBIT 7.2.2


Opinion of Counsel of Buyer.  Pepper Hamilton LLP

                                TABLE OF CONTENTS


                                                                                Page
                                                                                ----
BACKGROUND                                                                         2

ARTICLE 1  PURCHASE OF INTERESTS..............................................     3
    1.1    Sale and Purchase .................................................     3
    1.2    Books and Records .................................................     3

ARTICLE 2  CONSIDERATION......................................................     3
    2.1    Consideration; Payment ............................................     3

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARTNERSHIP AND SELLERS..........     5
    3.1    Organization, Power, Standing and Qualification ...................     5
    3.2    Authorization for Agreement .......................................     5
    3.3    Validity of Contemplated Transactions .............................     6
    3.4    Partnership .......................................................     6
    3.5    Ownership of Interests ............................................     6
    3.6    Title to Properties ...............................................     6
    3.7    Real Property .....................................................     6
    3.8    Financial Statements ..............................................     6
    3.9    Absence of Undisclosed Liabilities ................................     7
    3.10   Conduct of Business in the United States ..........................     7
    3.11   Subsidiaries ......................................................     7
    3.12   Compensation Arrangements .........................................     7
    3.13   Certain Tax Matters ...............................................     7
    3.14   Litigation; Compliance with Laws ..................................     8
    3.15   Intellectual Property. ............................................     8
    3.16   Specific Patent/USFDA Representations .............................     9
    3.17   Contracts .........................................................    10
    3.18   Other Transactions ................................................    10
    3.19   Product Liability Claims ..........................................    10
    3.20   Bank Accounts .....................................................    11
    3.21   No Changes ........................................................    11
    3.22   Copies of Partnership Agreement ...................................    11
    3.23   Tangible Assets; Inventory ........................................    11
    3.24   Accounts Receivable ...............................................    11
    3.25   Hazardous Substances ..............................................    12
    3.26   Relationship With Licensees .......................................    12
    3.27   Transactions With Affiliates ......................................    12
    3.28   Veracity of Statements ............................................    12

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER............................    13
    4.1    Organization ......................................................    13
    4.2    Authorization for Agreement .......................................    13
    4.3    Enforceability ....................................................    13
    4.4    Litigation ........................................................    13
    4.5    Hazardous Substances ..............................................    13
    4.6    Product Liability Claims ..........................................    14

    4.7    Conflict With Authority, Bylaws, Etc ..............................    14
    4.8    Acquisition of Interests for Investment ...........................    14
    4.9    Capitalization of Buyer ...........................................    14
    4.10   10,000,000 shares of blank check preferred stock ..................    14
    4.11   Financial Statements ..............................................    15
    4.12   Absence of Undisclosed Liabilities ................................    15
    4.13   Certain Tax Matters ...............................................    15
    4.14   Litigation: Compliance with Laws ..................................    15
    4.15   Property ..........................................................    16
    4.16   No Changes ........................................................    16
    4.17   Veracity of Statements ............................................    16

ARTICLE 5  ACTIVITIES PRIOR TO CLOSING BY SELLER..............................    16
    5.1    Operation of Business .............................................    17
    5.2    Access to Information .............................................    18
    5.3    Best Efforts ......................................................    18
    5.4    Benefit Plans .....................................................    18
    5.5    Notice of Change ..................................................    18
    5.6    No Discussions ....................................................    18
    5.7    Publicity .........................................................    19

ARTICLE 6  ACTIVITIES PRIOR TO CLOSING BY BUYER...............................    19
    6.1    Best Efforts ......................................................    19
    6.2    Access to Information .............................................    19

ARTICLE 7  CONDITIONS PRECEDENT TO CLOSING....................................    19
    7.1    Conditions to Obligation of Buyer to Close ........................    19
    7.2    Conditions to Obligation of Sellers to Close ......................    21

ARTICLE 8  INDEMNIFICATION....................................................    22
    8.1    By Sellers and Individual Indemnitors .............................    22
    8.2    By Buyer ..........................................................    23
    8.3    Procedures ........................................................    23

ARTICLE 9  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................    24

ARTICLE 10 THE CLOSING........................................................    24
    10.1   Time and Place ....................................................    24
    10.2   Conduct at Closing ................................................    24

ARTICLE 11 CONDUCT OF SELLER AND BUYER AFTER CLOSING..........................    25
    11.1   Post-Closing Conduct Generally ....................................    25
    11.2   Non-Competition ...................................................    26

ARTICLE 12 SECURITIES LAW MATTERS.............................................    28
    12.1   Investment ........................................................    28
    12.2   Legends on Certificates ...........................................    29

ARTICLE 13 BROKERAGE; EXPENSES; TAXES.........................................    30

ARTICLE 14 TERMINATION........................................................    30
    14.1   Events of Termination .............................................    30
    14.2   Consequences of Termination .......................................    31
    14.3   Expenses if No Closing ............................................    31

ARTICLE 15 OPTION TO PURCHASE TECHNOLOGY......................................    31
    15.1   Option to Purchase Technology .....................................    31


ARTICLE 16 MISCELLANEOUS......................................................    32
    16.1   Entire Agreement; Amendments ......................................    32
    16.2   Headings ..........................................................    32
    16.3   Gender; Number ....................................................    32
    16.4   Exhibits and Schedules ............................................    32
    16.5   Severability ......................................................    32
    16.6   Notices ...........................................................    32
    16.7   Waiver ............................................................    33
    16.8   Assignment ........................................................    33
    16.9   Successors and Assigns ............................................    33
    16.10  Governing Law .....................................................    33
    16.11  No Benefit to Others ..............................................    34
    16.12  Counterparts ......................................................    34